DRAFT

IN THE CIRCUIT COURT OF THE

SEVENTEENTH JUDICIAL CIRCUIT, IN AND FOR BROWARD COUNTY, FLORIDA

GERALD M. DUNNE, Plaintiff, vs. TEKOIL & GAS CORPORATION, a foreign corporation, Defendant.	CASE NO. 06-CIV-12299 Division 18

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Settlement Agreement") is made and entered into on this 5th day of December, 2006, by and between Plaintiff/Counterclaim-Defendant, GERALD M. DUNNE (“Dunne”) and Defendant/Counterclaim-Plaintiff, TEKOIL & GAS CORPORATION (“TEKOIL”) (Dunne and TEKOIL shall also be collectively referred to herein as the “Parties”).
RECITALS

A.  Dunne has filed a complaint (the “Complaint”) in the Seventeenth Judicial Circuit, in and for Broward County, Florida, Case No. 06-CIV-12299, Division 18 (the “Civil Action”) claiming that TEKOIL owes Dunne shares of TEKOIL stock pursuant to an Acquisition Agreement entered into by Dunne, Pexcon, Inc. (“Pexcon”), Tekoil & Gas Corporation, a Florida corporation (“Tekoil-FL), and Tekoil-FL’s shareholders (the “Shareholders”).

B.  TEKOIL denies that it is liable to Dunne under the allegations set forth in the Complaint or any other cause of action that could arise out of the Acquisition Agreement.

C.  TEKOIL responded to the allegations contained in Dunne’s Complaint and TEKOIL filed a counterclaim (“Counterclaim”) against Dunne seeking damages for Dunne’s issuance of incorrect and financially harmful press releases regarding TEKOIL and Dunne’s failure to account for $25,000 related to an agreement entered into by Pexcon and a company named Cherokee Oil and Gas.

D.  Dunne denies that he is liable to TEKOIL under the allegations set forth in the Counterclaim.

E.  The Parties have entered into good faith settlement negotiations resulting in this Settlement Agreement.

F.  The purpose of this Settlement Agreement is to settle any and all prior and existing disputes, claims, and controversies between the Parties arising under the facts and allegations asserted in the Civil Action without the cost and expense of litigation, and to bar any and all future disputes, claims, and controversies between the Parties which may arise under the facts and allegations asserted in the Civil Action.

G.  The purpose of this Settlement Agreement is to further settle and compromise and obtain the dismissal with prejudice of all claims and counterclaims in the Civil Action without admission by any Party with respect to any issue. Each Party believes settlement of the Civil Action between the Parties is in its best interest.

THEREFORE, in consideration of the mutual covenants and promises set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties expressly, knowingly, and voluntarily agree as follows:

1.  Within ten (10) business days after the execution of this Agreement by the Parties, TEKOIL agrees to perform the following acts (subsections (a) through (c), below), in consideration for the full settlement of the Civil Action:

(a) deliver, directly Escrow Agent, one stock certificate for 64,000 shares of TEKOIL common stock, $0.000001 par value (“Common Stock”). A copy of the above-referenced stock certificate (Stock Certificate No.____) is attached hereto as Exhibit “1”;
(b) deliver to Dunne’s Escrow Agent, [INSERT ESCROW AGENT] Information Attached, eleven stock certificates, each for 40,000 shares of Common Stock. Copies of the above-referenced stock certificates (Stock Certificates Nos. ____ to _____) are attached hereto as Exhibits “2”-“12.” The Escrow Agent shall release to Dunne one stock certificate per month on or after the first date of each month. Specifically, Stock Certificate No. ____ (Exhibit “2”) shall be released to Dunne on or after January 1, 2007; Stock Certificate No. ____ (Exhibit “3”) shall be released to Dunne on or after February 1, 2007; Stock Certificate No. ____ (Exhibit “4”) shall be released to Dunne on or after March 1, 2007; Stock Certificate No. ____ (Exhibit “5”) shall be released to Dunne on or after April 1, 2007; Stock Certificate No. ____ (Exhibit “6”) shall be released to Dunne on or after May 1, 2007; Stock Certificate No. ____ (Exhibit “7”) shall be released to Dunne on June 1, 2007; Stock Certificate No. ____ (Exhibit “8”) shall be released to Dunne on or after July 1, 2007; Stock Certificate No. ____ (Exhibit “9”) shall be released to Dunne on or after August 1, 2007; Stock Certificate No. ____ (Exhibit “10”) shall be released to Dunne on or after September 1, 2007; Stock Certificate No. ____ (Exhibit “11”) shall be released to Dunne on or after October 1, 2007; Stock Certificate No. ____ (Exhibit “12”) shall be released to Dunne on or after November 1, 2007.

(c) wire, directly to Dunne, twelve thousand five hundred dollars ($12,500.00) ~~in cash~~ within 48 hours of receipt of this agreement instructions are attached. /s/GMD
2.  Within ten (10) business days after TEKOIL’s performance of the acts described in Section 1, subsections (a) through (c), above, counsel for the Parties shall cause the Civil Action to be dismissed with prejudice, with each Party bearing its own attorneys’ fees and costs.

3.  As further consideration for the shares and cash tendered to Dunne in full settlement of the Civil Action, Dunne agrees to, and consents to be bound by, the covenants, promises, and agreements contained in the “Investor Representations of Gerald M. Dunne,” attached hereto as Exhibit “13.”

4.  Dunne hereby releases, acquits, and forever discharges TEKOIL, as well as all of its officers, directors, attorneys, predecessors, successors, and any agents and employees thereof, from any and all manner of actions, suits, claims, damages, whether known or unknown, liquidated or unliquidated, affixed, contingent, direct or indirect that Dunne may have had, may now have, or may hereafter have arising under the facts and allegations asserted in the Civil Action.

5.  TEKOIL represents that TEKOIL has proper and valid authority to execute this Agreement and does hereby release, acquit, and forever discharge Dunne from any and all manner of actions, suits, claims, damages, whether known or unknown, liquidated or unliquidated, affixed, contingent, direct or indirect that TEKOIL may have had, may now have, or may hereafter have arising under the facts and allegations asserted in the Civil Action.

6.  Each Party to this Agreement represents and warrants that no other person or entity has any interest in the claims, demands, obligations, or causes of action released by each of them pursuant to this Settlement Agreement and each has the sole right and exclusive authority to execute this Settlement Agreement.

7.  It is understood between the Parties that this Settlement Agreement does not constitute and shall not be construed as an admission of liability or fault by any Party to this Settlement Agreement.

8.  This Settlement Agreement may be signed in counterparts, such that the individual Parties’ signature pages are properly executed, and when combined with the original signature pages, or copies thereof, executed by the remaining parties, shall constitute an original and completed Settlement Agreement.

9.  In the event that any Party is required to enforce this Settlement Agreement (including all covenants, promises, and agreements contained in Exhibit “13” of this Settlement Agreement), the prevailing Party shall be entitled to all reasonable costs, attorneys’ fees, and paraprofessional fees associated with such enforcement (including all reasonable costs, attorneys’ fees, and paraprofessional fees incurred in any appeal(s)).

10.  This Settlement Agreement, including Exhibit “13,” embodies and constitutes the entire understanding between the Parties with respect to the transactions completed herein. All other prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Settlement Agreement. Neither this Settlement Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing, signed by the Party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

11.  This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

12.  The Parties agree that if any provision in this Settlement Agreement is held to be invalid, illegal, or unenforceable, either legislatively or judicially, such provision shall be severed herefrom, and the remainder of this Settlement Agreement will continue to be valid and enforceable.

13.  Each Party acknowledges that it (1) has carefully read and completely understands the terms and effects of this Settlement Agreement, and that all understandings and agreements between the parties relating to the subjects covered in the Settlement Agreement are contained herein; (2) has entered into this Settlement Agreement voluntarily and not in reliance on any promises or representations by any party other than those contained in the Settlement Agreement; (3) has received valid and sufficient consideration for the execution and delivery of the Settlement Agreement; and (4) has been given the opportunity to discuss this Settlement Agreement with counsel, has availed itself of that opportunity, and has received advice from counsel before execution of this Settlement Agreement concerning the meaning and impact thereof.

14.  Each Party agrees to execute all documents necessary to ensure the terms and conditions of this Settlement Agreement can be fully effectuated.

15.  The Recitals are incorporated by reference.

DATED this 5 day of December, 2006.

GERALD M. DUNNE

D	/s/ Gerald M. Dunne

STATE OF Florida   )
) ss:
COUNTY OF Pinellas  )

Sworn to and subscribed before me this 5th day of December, 2006, by GERALD M. DUNNE, who is personally known to me or who has produced Florida Drivers License  (type of identification) as identification.

Date:	/s/ Christine L. Pierson
NOTARY PUBLIC, STATE OF Florida

(NOTARY SEAL)

Date:	By:	/s/ Christine L. Pierson
(Print, Type or Stamp Commissioned Name of Notary Public)

TEKOIL & GAS CORPORATION

By:	/s/ Francis G. Clear
Francis Guy Clear
Its: COO

STATE OF Florida   )
) ss:
COUNTY OF Orange   )

Sworn to and subscribed before me this 6th day of December, 2006, by Francis Guy Clear, as COO of TEKOIL & GAS CORPORATION, who is personally known to me or who has produced Passport (type of identification) as identification.

/s/ Stacey G. Johnson
NOTARY PUBLIC, STATE OF Florida

(NOTARY SEAL)

/s/ Stacey G. Johnson
(Print, Type or Stamp Commissioned Name of Notary Public)

DRAFT
EXHIBIT “13” (Page 1 of 2)

INVESTOR REPRESENTATIONS BY GERALD M. DUNNE

1.     Dunne’s Representations and Warranties. In consideration for the acts performed by TEKOIL as more specifically described in the Settlement Agreement, Dunne represents, warrants, acknowledges and agrees, as of June 27, 2005, and as of the date of the Settlement Agreement (of which this document is Exhibit “13”), as follows:

(a)  Dunne is a resident of the State of Florida, has his principal residence in such state, and is legally competent to execute this Settlement Agreement.

(b)  Dunne is an “Accredited Investor” (as defined under Regulation D as promulgated and amended by the SEC pursuant to the Securities Act of 1933, as amended).

(c)  Dunne has not been offered TEKOIL Common Stock, more specifically described in Section 1, subsection (a) of the Settlement Agreement by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d)  Dunne has had access during the course of this transaction and prior to the issuance of the Common Stock to all information necessary to enable Dunne to evaluate the merits and risks of a prospective investment in TEKOIL (including, without limitation, the periodic and other reports filed by TEKOIL with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and Dunne has had the opportunity to ask questions of and receive answers from the officers and directors of TEKOIL, or a person or persons acting on its behalf, concerning the terms and conditions of the offering and all questions raised by Dunne have been answered to the full satisfaction of Dunne.

(e)  There are substantial restrictions on the transferability of the Common Stock and, accordingly, Dunne will need to bear the economic risk of the investment in the Common Stock for an indefinite period of time and will not be readily able to liquidate the investment in case of an emergency.

(f)  Dunne understands that TEKOIL has a limited financial or operating history, the Common Stock is a speculative investment which involves a high degree of financial risk, and there is no assurance of any economic, income or tax benefit from such investment.

(g)  In making this investment, Dunne is relying solely upon the advice of Dunne’s personal tax advisors, and not TEKOIL nor its advisers and counsel, with respect to the tax aspects of an investment in the Common Stock.

(h)  No representations or warranties have been made to Dunne by TEKOIL or any officer, employee, agent or affiliate of TEKOIL, and Dunne’s investment decision has been based solely upon Dunne’s independent evaluation and due diligence, if any, of TEKOIL.

(i)  Dunne is experienced in evaluating and investing in early stage companies such as TEKOIL. Dunne is experienced in business matters and regards himself as a sophisticated investor able to evaluate investment and financial information and to choose independent professional advisors to assist in such evaluation and, either alone or with such advisers, has such knowledge and experience in financial and business matters that Dunne is capable of evaluating the merits and risks of an investment in the Common Stock and has the capacity to protect his own interests in connection with his proposed investment in the Common Stock. Dunne has determined that the Common Stock is a suitable investment for him.

EXHIBIT “13” (Page 2 of 2)

(j)  Dunne’s aggregate commitments to investments that are not readily marketable are not disproportionate to his net worth, and an investment in the Common Stock will not cause such aggregate commitment to become excessive. Dunne has adequate means of providing for his current needs and possible personal and family contingencies. Dunne will not be readily able to liquidate the investment in the case of an emergency, and Dunne has no need for liquidity in this investment in TEKOIL. Dunne is able to bear the economic risk of the investment in TEKOIL (including a complete loss thereof).

(k)  Dunne has a preexisting business or personal relationship with TEKOIL or with one or more of its officers or directors. Dunne is purchasing the Common Stock solely for his own account for investment (and not for the account of any other person), and not with a view to, or for, any resale, distribution, fractionalization, or other transfer thereof, and Dunne has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such resale, distribution, fractionalization, or transfer.

2.  Restrictions. Dunne agrees that he will not at any time make any disposition of any of the Common Stock except in accordance with applicable federal and state securities laws and the legend set forth below. The certificates for the Common Stock to be issued to the undersigned will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE TEKOIL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS.

3.  Indemnification. Dunne recognizes that the offer and sale of Common Stock to Dunne were and will be based upon the representations, warranties, acknowledgments, and agreements of Dunne contained herein, and hereby agrees to defend and indemnify TEKOIL (and anyone acting on its behalf) with respect to the sale of the Common Stock, and to hold each such person or entity harmless from and against all losses, liabilities, costs, or expenses (including reasonable attorneys’ fees, court costs, and paraprofessional fees) arising by reason of or in connection with any misrepresentation or any breach of such warranty by Dunne, or arising as a result of the sale or distribution of the Common Stock by Dunne in violation of the Securities Act of 1933, as amended, or any applicable state securities laws, or Dunne’s failure to fulfill any of his covenants or agreements set forth herein. These Investor Representations (Exhibit “13” of the Settlement Agreement), and the representations, warranties, and agreements contained herein, shall also be binding upon the heirs, legal representatives, successors and assigns of Dunne.